Exhibit 10.2

REDEMPTION AND DISTRIBUTION AGREEMENT
dated
November 17, 2014
by and among
PKY AUSTIN PARTNER, LLC,
CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM,
PKY MASTERS AUSTIN, LLC
and
PKY/CALSTRS AUSTIN, LLC

TABLE OF CONTENTS
Page

ARTICLE 1 CONTRIBUTION AND REDEMPTION........................................................................	3

1.1 Redemption........................................................................................................................	3

1.2 Effects of Redemption........................................................................................................	3

ARTICLE 2 INTENTIONALLY DELETED........................................................................................	4

ARTICLE 3 EXISTING LOANS.........................................................................................................	4

3.1 Subject to Existing Loans...................................................................................................	4

ARTICLE 4 CALSTRS' DUE DILIGENCE........................................................................................	5

4.1 CalSTRS Project Information............................................................................................	5

4.2 CalSTRS Entity Information..............................................................................................	6

ARTICLE 5 AS IS, WHERE IS............................................................................................................	6

5.1 As Is, Where Is..................................................................................................................	6

ARTICLE 6 REPRESENTATIONS AND WARRANTIES..................................................................	8

6.1 PKY Austin Representations and Warranties....................................................................	8

6.1.1 Organization............................................................................................................	8
6.1.2 Authority/Consent...................................................................................................	8
6.1.3 No Conflicts............................................................................................................	8
6.1.4 Prohibited Transaction............................................................................................	8
6.1.5 Foreign Person.........................................................................................................	9
6.1.6 CalSTRS Project Information and CalSTRS Entity Information............................	9

6.2 CalSTRS Representations and Warranties........................................................................	9

6.2.1 Organization............................................................................................................	9
6.2.2 Authority/Consent...................................................................................................	9
6.2.3 Ownership of Redeemed Membership Interest.......................................................	9
6.2.4 No Conflicts............................................................................................................	9
6.2.5 Prohibited Transaction............................................................................................	10
6.2.6 Foreign Person.........................................................................................................	10

6.3 Company Representations and Warranties........................................................................	10

6.3.1 Organization............................................................................................................	10
6.3.2 Authority/Consent...................................................................................................	10

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6.3.3 No Conflicts............................................................................................................	10
6.3.4 Prohibited Transaction............................................................................................	10
6.3.5 Foreign Person.........................................................................................................	11

6.4 Survival.............................................................................................................................	11

6.5 Limitations........................................................................................................................	11

ARTICLE 7 CONDITIONS PRECEDENT TO CLOSING.................................................................	11

7.1 Conditions Precedent to PKY Austin and Company Obligations to Close.......................	11

7.1.1 Delivery of Closing Documents..............................................................................	11
7.1.2 Representations and Warranties..............................................................................	11
7.1.3 Agreements and Covenants.....................................................................................	11
7.1.4 Closing Under Membership Interest Purchase Agreement.....................................	11

7.2 Conditions Precedent to CalSTRS Obligation to Close....................................................	12

7.2.1 Delivery of Closing Documents..............................................................................	12
7.2.2 Representations and Warranties..............................................................................	12
7.2.3 Agreements and Covenants.....................................................................................	12
7.2.4 Notice to Lenders....................................................................................................	12
7.2.5 Termination of Services Agreements......................................................................	12
7.2.6 Closing Under Membership Interest Purchase Agreement.....................................	12

7.3 Waiver of Conditions to Closing.......................................................................................	12

ARTICLE 8 CLOSING.........................................................................................................................	12

8.1 Closing Date.....................................................................................................................	12

8.2 CalSTRS Obligations at the Redemption Closing...........................................................	13

8.3 PKY and Company Obligations at the Redemption Closing...........................................	13

8.4 Costs and Adjustments at Closing....................................................................................	13

8.4.1 Adjustments..........................................................................................................	13
8.4.2 Apportionments....................................................................................................	14
8.4.3 Rents.....................................................................................................................	15
8.4.4 Property Taxes......................................................................................................	15
8.4.5 Utilities.................................................................................................................	16
8.4.6 Rental Insurance...................................................................................................	16
8.4.7 Leasing Costs and Building Improvement Costs.................................................	16
8.4.8 Tenant Security Deposits......................................................................................	17
8.4.9 Costs.....................................................................................................................	17
8.4.10 Intentionally Deleted............................................................................................	18
8.4.11 Intentionally Deleted............................................................................................	18

8.4.12 Intentionally Deleted...........................................................................................	18
8.4.13 Intentionally Deleted...........................................................................................	18
8.4.14 Excess Cash.........................................................................................................	18
8.4.15 Closing Statement...............................................................................................	18
8.4.15.1 Final Closing Statement.......................................................................	18
8.4.15.2 Tenant Reimbursements and Audits.....................................................	19
8.4.16 Interest.................................................................................................................	20
8.4.17 Intentionally Deleted...........................................................................................	20
8.4.18 Survival...............................................................................................................	20

8.5 Tax Returns; Income Taxes.............................................................................................	20

ARTICLE 9 INTENTIONALLY DELETED.......................................................................................	22

ARTICLE 10 INTENTIONALLY DELETED......................................................................................	22

ARTICLE 11 REMEDIES....................................................................................................................	22

11.1 Remedies for Default by PKY Austin or Company........................................................	22

11.2 Remedies for Default by CalSTRS................................................................................	22

ARTICLE 12 BROKERS.......................................................................................................................	22

12.1 Broker.............................................................................................................................	22

12.2 Indemnity........................................................................................................................	23

ARTICLE 13 NOTICES........................................................................................................................	23

13.1 Written Notice................................................................................................................	23

13.2 Method of Transmittal....................................................................................................	23

13.3 Addresses........................................................................................................................	23

ARTICLE 14 ASSIGNMENT................................................................................................................	24

ARTICLE 15 MISCELLANEOUS........................................................................................................	24

15.1 Entire Agreement............................................................................................................	24

15.2 Modifications.................................................................................................................	25

15.3 Gender and Number.......................................................................................................	25

15.4 Captions..........................................................................................................................	25

15.5 Controlling Law..............................................................................................................	25

15.6 Exhibits..........................................................................................................................	25

15.7 No Rule of Construction................................................................................................	25

15.8 Severability; Survival.....................................................................................................	25

15.9 Time of Essence.............................................................................................................	25

15.10 Business Day..................................................................................................................	25

15.11 No Memorandum...........................................................................................................	25

15.12 Attorneys' Fees and Costs...............................................................................................	26

15.13 Counterparts and Expiration of Offer.............................................................................	26

15.14 Waiver of Jury Trial........................................................................................................	26

15.15 Publicity and Confidentiality..........................................................................................	26

15.16 Jurisdiction and Service of Process................................................................................	26

15.17 Affiliate Exculpation......................................................................................................	27

15.18 Further Assurances.........................................................................................................	27

15.19 Joint and Several Liability..............................................................................................	27

15.20 Execution of Documents by CalSTRS...........................................................................	27

15.21 Name Changes................................................................................................................	27

15.22 Action by PKY................................................................................................................	28

15.23 Execution by PKY Masters............................................................................................	28

EXHIBITS AND SCHEDULES

EXHIBITS

EXHIBIT A    Redemption of Membership Interest.................................................................................A-1

EXHIBIT B    Transferor’s Certification of Non-Foreign Status

SCHEDULES

SCHEDULE 3.2    One American Center Guaranties
SCHEDULE 4.1    Requested CalSTRS Project Information
SCHEDULE 4.2    Requested CalSTRS Entity Information
SCHEDULE 7.2.4    Notices to Existing Lenders
SCHEDULE 8.4.7.5    Leasing Costs and Building Capital Expenditures as of 9/30/14

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REDEMPTION AND DISTRIBUTION AGREEMENT
THIS REDEMPTION AND DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of November 17, 2014, by and among (i) PKY AUSTIN PARTNER, LLC, a Delaware limited liability company (“PKY Austin”) (formerly known as TPG Austin Partner, LLC), (ii) CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“CalSTRS”), (iii) PKY/CalSTRS AUSTIN, LLC, a Delaware limited liability company (formerly known as TPG/CalSTRS Austin, LLC) (the “Company”); (iv) for purposes of Sections 8.4 and 15.22 only, PKY MASTERS AUSTIN, LLC, a Delaware limited liability company (“PKY Masters” and together with PKY Austin, “PKY” and individually, each a “PKY Entity”) and (v) for purposes of Section 3.2 only, PKY-ONE AMERICAN CENTER MEZZANINE LLC, a Delaware limited liability company (“American Center Mezzanine Owner”), PKY-401 CONGRESS MEZZANINE, LLC a Delaware limited liability company (“Frost Bank Mezzanine Owner”), and PKY-300 WEST 6th STREET MEZZANINE LLC, a Delaware limited liability company (“300 West Mezzanine Owner” and together with American Center Mezzanine owner and Frost Bank Mezzanine Owner, the “CalSTRS Mezzanine Owners”).
RECITALS
This Agreement is made with reference to the following facts:

WHEREAS, the Company was formed pursuant to a certificate of formation filed with the Delaware Secretary of State on September 11, 2012, as amended by that certain certificate of amendment filed with the Delaware Secretary of State on March 12, 2014 and is currently operated pursuant to that certain Operating Agreement, dated as of September 17, 2012, as amended by that certain First Amendment to Operating Agreement dated as of December 19, 2013, and as further amended by that certain Second Amendment to Operating Agreement dated as of February 10, 2014 (as so amended, the “LLC Agreement”) among PKY Austin, as a member and manager, CalSTRS, as a member and PKY Masters, as a member (capitalized terms used herein but not defined in this Agreement shall have the meanings given such terms in the LLC Agreement);
WHEREAS, pursuant to that certain Membership Interest Purchase Agreement of even date herewith (the “Membership Interest Purchase Agreement”), CalSTRS is purchasing all of the Interest of PKY Masters in the Company (the “PKY Masters Interest”) and a portion of the Interest of PKY Austin in the Company, equal to a 8.3% Percentage Interest in the Company (the “PKY Austin Assigned Interest” and together with the PKY Masters Interest, the “Assigned Interests”). Such purchase of the Assigned Interests , the “Purchase Transaction”.
WHEREAS, after giving effect to the Purchase Transaction, CalSTRS shall own a 74.97 % Percentage Interest in the Company and PKY Austin shall own a 25.03% Percentage Interest in the Company.
WHEREAS, the Company is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, PKY-Austin Portfolio Holdings LLC, a Delaware limited liability company, formerly known as TPG-Austin Portfolio Holdings LLC) (“Portfolio Holdings”);

WHEREAS, Portfolio Holdings is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, (i) American Center Mezzanine Owner, (ii) Frost Bank Mezzanine Owner, (iii) 300 West Mezzanine Owner, (iv) PKY-San Jacinto Center Mezzanine LLC, a Delaware limited liability company (formerly known as TPG-San Jacinto Center Mezzanine LLC) (“San Jacinto Mezzanine Owner”), and (v) PKY-One Congress Plaza Mezzanine LLC, a Delaware limited liability company (formerly known as TPG-One Congress Plaza Mezzanine LLC) (“Congress Plaza Mezzanine Owner”, and together with American Center Mezzanine Owner, Frost Bank Mezzanine Owner, 300 West Mezzanine Owner, San Jacinto Mezzanine Owner and Congress Plaza Mezzanine Owner, the “Mezzanine Owners” and each a “Mezzanine Owner”);
WHEREAS, American Center Mezzanine Owner is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, PKY-One American Center LLC, a Delaware limited liability company (formerly known as TPG-One American Center LLC) (“American Center Owner”), which owns and operates that certain office building commonly known as “One American Center” in Austin, Texas together with associated real and personal property (the “One American Center Property”);
WHEREAS, Frost Bank Mezzanine Owner is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, PKY-401 Congress LLC, a Delaware limited liability company (formerly known as TPG-401 Congress LLC) (“Frost Bank Owner”), which owns and operates that certain office building commonly known as “Frost Bank Tower” in Austin, Texas together with associated real and personal property (the “Frost Bank Tower Property”);
WHEREAS, 300 West Mezzanine Owner is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, PKY-300 West 6th Street LLC, a Delaware limited liability company (formerly known as TPG-300 West 6th LLC) (“300 West Owner”), which owns and operates that certain office building commonly known as “300 West 6th Street” in Austin, Texas together with associated real and personal property (the “300 West 6th Street Property”, and together with the One American Center Property and the Frost Bank Tower Property, the “CalSTRS Projects” and each a “CalSTRS Project”);
WHEREAS, San Jacinto Mezzanine Owner is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, PKY-San Jacinto Center LLC, a Delaware limited liability company (formerly known as TPG-San Jacinto Center LLC) (“San Jacinto Owner”), which owns and operates that certain office building commonly known as “San Jacinto Center” in Austin, Texas together with associated real and personal property (the “San Jacinto Center Property”);
WHEREAS, Congress Plaza Mezzanine Owner is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, PKY-One Congress Plaza LLC, a Delaware limited liability company (formerly known as TPG-One Congress Plaza LLC) (“Congress Plaza Owner” and together with the American Center Owner, the Frost Bank Owner, the 300 West Owner and the San Jacinto Owner, the “Owner Entities” and each an “Owner Entity”)), which owns and operates that certain office building commonly known as “One Congress Plaza” in Austin, Texas together with associated real and personal property (the “One Congress Plaza Property” and together with the San Jacinto Center Property, the “PKY Projects” and each a “PKY Project”);

WHEREAS, the CalSTRS Projects and the PKY Projects are sometimes referred to collectively herein as the “Company Projects” and each a “Company Project”;
WHEREAS, following the consummation of the Purchase Transaction, the Company has agreed to redeem the entire Interest of CalSTRS in the Company (the “CalSTRS Interest”) on the terms and conditions set forth herein (the “Redemption Transaction” and together with the Purchase Transaction, the “Transactions”);
WHEREAS, in connection with the Redemption Transaction, the Company has agreed to cause Portfolio Holdings to distribute to the Company , and the Company has agreed to further distribute to CalSTRS one hundred percent (100%) of the limited liability company interests in the American Center Mezzanine Owner, the Frost Bank Mezzanine Owner and the 300 West Mezzanine Owner (the “Distributed Interests”).
ARTICLE 1
CONTRIBUTION AND REDEMPTION

1.    Contribution and Redemption

1.1.    Redemption

Upon and subject to the terms and conditions hereof, on the Closing Date, after the consummation of the Purchase Transaction, the Company (i) shall redeem the CalSTRS Interest in the Company (the “Redeemed Membership Interest”, which, for avoidance of doubt, shall include the Assigned Interests) and (ii) shall cause Portfolio Holdings to distribute to the Company, and the Company shall further distribute to CalSTRS the Distributed Interests. The redemption of the CalSTRS Interest shall be deemed to have occurred automatically upon the foregoing distribution in the foregoing clause (ii) and shall be further evidenced by (x) the execution and delivery by CalSTRS and the Company of a redemption of membership interest in the form attached hereto as Exhibit A (the “Redemption of Membership Interests”) and (y) the execution and delivery by Portfolio Holdings, the Company and CalSTRS of an assignment of membership interests with respect to the Distributed Interests in the form attached hereto as Exhibit C (the “Distributed Interests Assignment”).

1.2.    Effects of Redemption

After giving effect to the Redemption Transaction in accordance with Section 1.1:

(a)    The “Percentage Interests” of PKY Austin and CalSTRS under the LLC Agreement shall be 100%, and 0% respectively.

(b)    CalSTRS shall be deemed to have withdrawn from the Company and PKY Austin shall be the sole member of the Company;

(c)    The Company shall continue to be the sole member of, and own one hundred percent (100%) of the limited liability company interests in, Portfolio Holdings;

(d)    Portfolio Holdings shall continue to be the sole member of, and own one hundred percent (100%) of the limited liability company interests in each of San Jacinto

Mezzanine Owner and One Congress Mezzanine Owner and, through the ownership of such interests, the PKY Projects; and

(e)    CalSTRS shall own the Distributed Interests and through the ownership of such interests, the CalSTRS Projects.

(f)    Upon the closing of the redemption of the CalSTRS Interest and notwithstanding any other provision of the LLC Agreement, CalSTRS shall thereafter have no other rights or interest in any amounts contributed to or distributed by the Company under the LLC Agreement, except any final payments pursuant to the Final Closing Statement.

(g)    The parties hereto agree and acknowledge that the Redemption Transaction is intended to be treated, for U.S. federal income tax purposes, (1) as following the Purchase Transaction, and (2) as a distribution by the Company to each of (a) CalSTRS in liquidation of its Interest in the Company (including the interests in the Company acquired by CalSTRS pursuant to the Purchase Agreement) under Section 732(b) of the Code, and (b) PKY Austin in liquidation of its interest in the Company under Section 732(b) of the Code. The parties shall report the Transactions consistently with such treatment on their respective tax returns and reports. The parties agree and acknowledge that PKY may cause the Company to make an election under Section 754 of the Code, including an election with respect to the taxable year(s) of the Company which includes or ends with the Transactions (or any portion thereof).

ARTICLE 2
INTENTIONALLY DELETED
ARTICLE 3
EXISTING LOANS

3.    Existing Loans
3.1    Subject to Existing Loans. The Company Projects are subject to certain existing loans owing by the Owner Entities (collectively, the “Existing Loans”) and the deeds of trust, security agreements, pledges and other documents and instruments evidencing or securing the Existing Loans (collectively, the “Existing Loan Documents”). After the Closing, subject to any other agreement between the Company or CalSTRS, as applicable, and the applicable lender, the Owner Entities and any subsidiaries bound by the Existing Loan Documents shall remain liable to the lenders under the Existing Loan Documents (the “Existing Lenders”) in accordance with their respective terms, and the Company Projects shall remain subject to the liens securing the Existing Loans to the extent set forth therein. Nothing herein is intended to restrict or prohibit the Company from effecting any modifications to the terms of the Existing Loans or Existing Loan Documents relating to a PKY Project, provided that the Company will not effect any modification to any such Existing Loan until after the Closing. Nothing herein is intended to restrict or prohibit CalSTRS from effecting any modifications to the terms of the Existing Loans or Existing Loan Documents relating to a CalSTRS Project, provided that CalSTRS will not effect any modification to any such Existing Loan until after the Closing.

3.2    Prior to the date hereof, the Company has executed and delivered to the Existing Lender with respect to the One American Center Property (together with its successor and assigns, the “One American Center Lender”), the guaranties set forth on Schedule 3.2 attached hereto (collectively, the “One American Center Guaranties”). Each of the CalSTRS Mezzanine Owners, jointly and severally, hereby agrees to indemnify and hold harmless PKY and the Company for any payment made to the One American Center Lender under any of the One American Center Guaranties. In the event a demand for payment is made upon the Company for payment under any of the One American Center Guaranties, PKY or the Company shall notify the CalSTRS Mezzanine Owners (in care of CalSTRS) of such demand (which shall include a copy of such demand, if in writing) (a “Demand Notice”). Promptly upon receipt of a Demand Notice, the CalSTRS Mezzanine Owners shall cause such demand to be either satisfied or withdrawn. In the event that the PKY and the Company do not receive evidence reasonably satisfactory to them that such demand has satisfied or withdrawn within ten (10) days after sending a Demand Notice to the CalSTRS Mezzanine Owners, the Company shall have the right to pay the amount set forth in such demand, without regard to the right of the One American Center Lender to make a demand under the applicable One American Center Guaranty and the Company shall have no obligation to inquire as to the validity of the demand, and the CalSTRS Mezzanine Owners promptly shall reimburse the Company for the amount of paid by the Company together with any costs and expenses incurred by the Company in connection therewith (including any reasonable attorney’s fees). With respect to each of the One American Center Guaranties, upon the termination thereof in accordance with its terms, the applicable CalSTRS Mezzanine Owner agrees to use its reasonable efforts to cause the One American Center Lender to cancel said guaranty and provide evidence thereof to the Company. In the event that during the time that any One American Center Guaranty remains in effect, any of the CalSTRS Projects is sold or the applicable Existing Lender commences proceedings to foreclose under a loan secured by a CalSTRS Project, the CalSTRS Mezzanine Owners agree to provide to the Company a letter of credit in form and substance reasonably acceptable to the Company in an amount equal to 125% of the obligations then outstanding under the One American Center guaranties. Each of the CalSTRS Mezzanine Owners, jointly and severally, hereby agrees to indemnify and hold harmless PKY and the Company from and against any losses, claims, damages, expenses (including out-of-pocket costs and reasonable attorneys’ fees) or liabilities arising under the One American Center Guaranties or the failure of the CalSTRS Mezzanine Owners to perform their obligations under this Section 3.2. This Section 3.2 shall survive the Redemption Closing.
ARTICLE 4
CALSTRS’ DUE DILIGENCE

4.    CalSTRS’ Due Diligence
4.1    CalSTRS Project Information. Prior to the date hereof, CalSTRS had the right to perform and conduct such examinations and investigations of the CalSTRS Projects as CalSTRS desired, including, without limitation, examination of all structural and mechanical aspects thereof, review of the CalSTRS Projects Information (as hereinafter defined), examination of the title to the CalSTRS Projects, and determining the compliance of the CalSTRS Projects with all applicable laws, rules, codes and regulations. In connection with such examination, the Company made available for CalSTRS’ review all files, books, records, documents and materials in the Company’s possession or control relating to the CalSTRS Projects that is set forth on Schedule 4.1 hereto, including, without limitation, title insurance policies, maintenance records, environmental reports, records of income, taxes and expenses, leases, licenses, tenant files, contracts, records of repairs and capital improvements, in all cases as available. Collectively, the items set forth on Schedule 4.1 hereto that have been made available to CalSTRS shall be referred to herein as the “CalSTRS Project Information”).
4.2    CalSTRS Entity Information. Prior to the date hereof, the Company made available for CalSTRS’ review all organizational documents, files, books, records, documents and materials in the Company’s possession or control relating to the Mezzanine Owners and the Owner Entities owning the CalSTRS Projects, including, without limitation, certificates of formation, operating agreements, and all other materials and information set forth on Schedule 4.2 attached hereto, in all cases as available. Collectively, the items set forth on Schedule 4.2 that has been made available to CalSTRS shall be referred to herein as the “CalSTRS Entity Information”). Nothing herein is intended to restrict or prohibit CalSTRS from effecting any modifications to the terms of the organizational documents of the Mezzanine Owners and the Owner Entities owning the CalSTRS Projects, provided that CalSTRS will not effect any modification to any such organizational documents until after the Closing.

ARTICLE 5
AS IS, WHERE IS

5.    As Is, Where Is

5.1    As Is, Where Is.
5.1.1    Except for those representations and warranties expressly provided in this Agreement or in any closing document or instrument executed by PKY Austin, CalSTRS or the Company pursuant to Sections 6.1, 6.2 or 6.3 of this Agreement (collectively, the “Express Representations”), neither PKY Austin, CalSTRS, the Company nor any of the Owner Entities does, and neither PKY Austin, CalSTRS, the Company nor any of the Owner Entities shall, by execution and delivery of this Agreement or by the execution and delivery of any document or instrument executed and delivered in connection with Closing, make any representation or warranty, express or implied, of any kind or nature whatsoever, with respect to PKY Austin, CalSTRS, the Company, the Redeemed Membership Interest, the Distributed Interests, the Owner Entities or the Company Projects, and all such warranties are hereby disclaimed.
5.1.2    Without limiting the generality of the foregoing, other than the Express Representations, neither PKY Austin, CalSTRS, the Company nor any of the Owner Entities makes, or shall make, any express or implied warranty as to matters of title, zoning, acreage, tax consequences, actual or projected revenue and expenses, physical or environmental condition (including, without limitation, laws, rules, regulations, orders and requirements pertaining to the use, handling, generation, treatment, storage or disposal of any toxic or hazardous waste or toxic, hazardous or regulated substance), valuation, governmental permits and approvals, covenants, conditions and restrictions of record applicable to the Company Projects and compliance therewith, compliance with laws, ordinances, rules, building codes, zoning proffers, and other governmental regulations, the quantity, quality or condition of any personal property and fixtures, any ground leases relating to the Company Projects, any leases, licenses or occupancy agreements (“Leases”) relating to the Company Projects, any management agreements, service agreements, equipment leases or other contracts, including, without limitation, management, maintenance, construction, commission, architectural, supply or service contracts (“Contracts”) relating to the Company Projects, the use or occupancy of the Company Projects, whether the entering by PKY Austin,

CalSTRS or the Company into this Agreement or the consummation of the transaction contemplated by this Agreement is or may become a breach or event of default under any of the Existing Loan Documents, or any other matter or thing relating to or affecting the Company Projects (collectively, the “Disclaimed Matters”).
5.1.3    Notwithstanding anything to the contrary set forth in this Agreement, but subject to the Express Representations, (i) beneficial ownership interest in the Company Projects (indirectly, through the Transactions), including without limitation the roofs, all structural components, all heating, ventilating, air conditioning, mechanical, plumbing, and electrical systems, fire and life safety and all other parts of the buildings constituting a portion of the Company Projects and (ii) the Distributed Interests shall be transferred to CalSTRS or retained by the Company, as applicable, and CalSTRS shall accept same or the Company shall retain same, as applicable, in their “AS IS” “WHERE IS” condition on the Closing Date, “WITH ALL FAULTS” and “SUBJECT TO ALL DEFECTS”, and subject to all matters of public record, Contracts and Leases existing on the Closing Date. The Company and PKY Austin acknowledge that CalSTRS’ willingness to relinquish the Redeemed Membership Interest for the Distributed Interests has been induced, in part, by the agreement of the Company and PKY Austin to redeem and accept, subject to the Express Representations, the Redeemed Membership Interest and indirectly, the PKY Projects, in such “AS IS” “WHERE IS” condition. The Company and each of CalSTRS and PKY Austin, as Acquirer (as defined below), hereby acknowledge, represent and warrant that in executing, delivering and performing this Agreement, the Company and each of CalSTRS and PKY Austin, as Acquirer, (i) have not and do not rely upon any statement, information or representation to whomsoever made or given, whether by CalSTRS the Company, PKY Austin or others, and whether directly or indirectly, verbally or in writing, made by any person or entity, except for the Express Representations, (ii) have relied solely on their own independent investigation, inspection, analysis, appraisal, examination and evaluation of the facts and circumstances, (iii) agree to assume the risk that adverse matters, including but not limited to construction or mechanical defects and adverse physical and environmental conditions, may not have been revealed by their investigation of the Company Projects, (iv) agree that neither CalSTRS, the Company, PKY Austin nor any of the Owner Entities has any obligation to remedy or cause compliance with any violation of any federal, state, county, or municipal laws, ordinances, orders, rules, regulations, requirements, or recorded covenants or restrictions affecting the Company Projects, (v) are not in a disparate bargaining position with respect to CalSTRS, the Company or PKY Austin, as applicable, in connection with the transaction contemplated hereby, (vi) freely and fairly agree to the waivers and conditions of this Section 5.1 as part of the negotiations of this Agreement, and (vii) have been represented by adequate legal counsel in connection herewith and have conferred with such legal counsel concerning the waivers and other conditions of this Section 5.1.
5.1.4    Without in any way limiting any provision of this Section 5.1, each of PKY Austin, CalSTRS and the Company specifically acknowledges and agrees, for itself and any of its assigns pursuant to Article 14 and their affiliates, that except with respect to the Express Representations and the obligations of PKY Austin, CalSTRS and the Company set forth in this Agreement, and except to the extent necessary to pursue any claim against any third party, effective upon the Closing, each of PKY Austin, CalSTRS and the Company hereby waive, release and discharge any claim they have, might have had or may have against any other party, and its respective affiliates or any direct or indirect partner, member, trustee, beneficiary, director, shareholder, officer, attorney, employee, agent, contractor, representative or broker of any of the foregoing, and any of their respective heirs, successors, personal representatives, devisees, and assigns, with respect to

(i) the Disclaimed Matters, (ii) the condition of the Company Projects as of the Closing Date, (iii) the past, present or future condition or compliance of the Company Projects with regard to any environmental protection, pollution control or land use laws, rules, regulations, orders or requirements, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or (iv) any other state of facts that exists with respect to the Redeemed Membership Interests, the Distributed Interests, the LLC Agreement, or the Company Projects.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES
6.1    PKY Austin Representations and Warranties. PKY Austin represents and warrants to the other parties hereto as follows, which representations shall be true and correct in all material respects on the Closing Date:
6.1.1    Organization. PKY Austin Entity is duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as presently conducted.
6.1.2    Authority/Consent. PKY Austin Entity possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party that has not been obtained is required in connection with execution, delivery or performance of this Agreement by PKY Austin, subject to required filings with the Securities and Exchange Commission.
6.1.3    No Conflicts. The execution and delivery of this Agreement by PKY Austin and all the documents executed by PKY Austin or its affiliates in connection with the transactions contemplated hereby that are to be delivered to CalSTRS, and the consummation by PKY Austin of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which PKY Austin is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of PKY Austin, or, any other agreement or instrument to which PKY Austin is a party or by which PKY Austin may be bound.
6.1.4    Prohibited Transaction. Neither PKY Austin, nor any member in PKY Austin, nor any person or entity with actual authority to direct the actions of any partner of PKY Austin, nor any other person or entity holding any legal or beneficial interest whatsoever in PKY Austin (except that no representation is made with respect to any shareholder of publicly traded shares in Parkway Properties, Inc.) (i) are named on any list of persons and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 - Blocking Company Project and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the Effective Date, or any similar list known to PKY or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (ii) are included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists. PKY Austin is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.
6.1.5    Foreign Person. Neither PKY Austin is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.
6.1.6    CalSTRS Project Information and CalSTRS Entity Information. To the Company’s knowledge, prior to the date hereof the Company provided to CalSTRS all CalSTRS Project Information and CalSTRS Entity Information in the Company’s possession or control that is material to ownership of the CalSTRS Projects and the Mezzanine Owners and Project Entities owning the CalSTRS Projects.
6.2    CalSTRS Representations and Warranties. CalSTRS represents and warrants to the other parties hereto respect to CalSTRS as follows, which representations shall be true and correct in all material respects on the Closing Date:
6.2.1    Organization. CalSTRS is the State Teachers' Retirement System established pursuant to Title I, Division 1, Parts 13 and 14 of the California Education Code, Section 22000, et seq., as amended. California Education Code Section 22001 and California Government Code Section 12803.2 provide that CalSTRS is a unit of the California Government Operations Agency. California Government Code Section 12800 provides that the California Government Operations Agency is an agency in the state government of California.
6.2.2    Authority/Consent. CalSTRS possesses all requisite power and authority, has taken all actions required by applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by applicable law, to consummate the transactions contemplated in this Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party that has not been obtained is required in connection with execution, delivery or performance of this Agreement by CalSTRS.
6.2.3    Ownership of Redeemed Membership Interest. After giving effect to the Purchase Transaction, CalSTRS will be the sole record and beneficial owner of 100% of the Redeemed Membership Interest free and clear of all liens and other encumbrances of any kind.
6.2.4    No Conflicts. The execution and delivery of this Agreement by CalSTRS and all the documents executed by CalSTRS or its affiliates in connection with the transactions contemplated hereby that are to be delivered to the Company, and the consummation by CalSTRS of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which CalSTRS is subject, or (ii) conflict with, result in a breach of, or constitute a default under any agreement or instrument to which CalSTRS is a party or by which CalSTRS may be bound.

6.2.5    Prohibited Transaction. CalSTRS (i) is not named on any list of persons and governments issued by OFAC pursuant to Executive Order 13224 as in effect on the Effective Date, or any OFAC List, (ii) is not included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has not knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists. CalSTRS is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.
6.2.6    Foreign Person. CalSTRS is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
6.3    Company Representations and Warranties. The Company represents and warrants to the other parties hereto with respect to the Company as follows, which representations shall be true and correct in all material respects on the Closing Date:
6.3.1    Organization. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as presently conducted.
6.3.2    Authority/Consent. The Company possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party that has not been obtained is required in connection with execution, delivery or performance of this Agreement by the Company.
6.3.3    No Conflicts. The execution and delivery of this Agreement by the Company and all the documents executed by the Company or its affiliates in connection with the transactions contemplated hereby that are to be delivered to CalSTRS, and the consummation by the Company of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which the Company is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of the Company, or any other agreement or instrument to which the Company is a party or by which the Company may be bound.
6.3.4    Prohibited Transaction. Neither the Company, nor any member of the Company (excluding CalSTRS), nor any person or entity with actual authority to direct the actions of any member, partner or shareholder of the Company (excluding CalSTRS), nor any other person or entity holding any legal or beneficial interest (excluding CalSTRS and the retirants or beneficiaries of CalSTRS and excluding any public shareholders of Parkway Properties, Inc.) whatsoever in the Company (i) are named on any list of persons and governments issued OFAC pursuant to Executive Order 13224, as in effect on the Effective Date, or any OFAC List, (ii) are included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists. the Company is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.
6.3.5    Foreign Person. The Company is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
6.4    Survival. All of the representations and warranties of the parties hereto set forth in this Article 6 shall survive the Closing.
6.5    Limitations. The parties hereto are experienced in and knowledgeable about the ownership, management, leasing and purchase of commercial real estate and office properties, and each of them has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Redeemed Membership Interest and the Company Projects, their tax or legal status, condition, value and potential. The parties hereto agree that, notwithstanding the fact that they have received certain information from another party hereto or its agents or consultants, they have relied solely upon and will continue to rely solely upon their own analysis and will not rely on any information provided by another party hereto or its agents or consultants, except solely for the Express Representations.
ARTICLE 7
CONDITIONS PRECEDENT TO CLOSING
7.1    Conditions Precedent to PKY Austin and Company Obligations to Close. The obligations of PKY Austin and the Company to consummate the Redemption Transaction are subject to satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by PKY Austin and the Company in their sole and absolute discretion:
7.1.1    Delivery of Closing Documents. CalSTRS shall have delivered each of the Closing Documents required to be delivered by CalSTRS under Section 8.2.
7.1.2    Representations and Warranties. Each of the representations and warranties of CalSTRS set forth in Sections 6.2 shall be accurate in all material respects.
7.1.3     Agreements and Covenants. CalSTRS shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.
7.1.4    Closing Under Membership Interest Purchase Agreement. The closing under the Membership Interest Purchase Agreement shall have occurred.

7.2    Conditions Precedent to CalSTRS Obligation to Close. The obligation of CalSTRS to consummate the Transactions is subject to satisfaction, on or before the Closing Date of the following conditions, any of which may be waived in writing by CalSTRS, in the sole and absolute discretion of CalSTRS:
7.2.1    Delivery of Closing Documents. PKY Austin and the Company shall have delivered each of the Closing Documents required to be delivered by them under Section 8.3.
7.2.2     Representations and Warranties. Each of the representations and warranties of PKY Austin and the Company set forth in Sections 6.1 and 6.3 shall be accurate in all material respects.
7.2.3    Agreements and Covenants. PKY Austin and the Company shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.
7.2.4    Notice to Existing Lenders. Attached hereto as Schedule 7.2.4 are copies of the notices delivered under the Existing Loan Documents in connection with the Purchase Transaction and the Redemption Transaction that have been given to the Existing Lenders.
7.2.5    Termination of Services Agreements. For the Frost Bank Tower Property and the 300 West 6th Street Property, the License, Assignment & Agreement between the applicable Owner Entity and PKY Masters TRS Austin Amenities, LLC, a Delaware limited liability company (each a “TRS Services Agreement”) shall have been terminated, effective simultaneously with the Redemption Closing, and, to the extent required by the LLC Agreement, CalSTRS hereby consents to such termination.
7.2.6    Closing under Membership Interest Purchase Agreement. The closing under the Membership Interest Purchase Agreement shall have occurred.
7.3    Waiver of Conditions to Closing. If any condition to proceed with the Closing hereunder set forth in this Article 7 has not been satisfied as of the Closing Date or other applicable date, then the party or parties for whom such condition exists may nevertheless proceed to Closing, notwithstanding the non-satisfaction of such condition, in which event such party or parties shall be conclusively deemed to have waived any such condition.
ARTICLE 8
CLOSING
8.1    Closing Date. The consummation of the Transactions (“Closing”) will take place at the office of PKY Austin’s counsel in Washington, D.C. on a date designated by PKY Austin, but in no event later than 2:00 p.m. Eastern time on the date of this Agreement. The date upon which Closing shall occur is referred to as the “Closing Date.” The closing of the Redemption Transaction (the “Redemption Closing”) shall occur through escrow as herein provided. Neither party will take any action under the LLC Agreement, as a member or otherwise, that would hinder, frustrate, interfere with or inhibit the performance by PKY Austin, the Company or CalSTRS of their respective obligations hereunder in connection with the Closing. Each of PKY Austin and CalSTRS shall cause the Representatives (as defined in the LLC Agreement) of the Management Committee (as defined in the LLC Agreement) appointed by it to act in a manner that is consistent with the performance of its obligations hereunder.

8.2    CalSTRS Obligations at the Redemption Closing. At the Redemption Closing, CalSTRS shall each execute, acknowledge (if necessary) and deliver originals of the following documents:
8.2.1    The Redemption of Membership Interests executed by CalSTRS together with a written resignation of each of the Representatives appointed by CalSTRS to the Management Committee of the Company;
8.2.2    The Assignment of Distributed Interests executed by CalSTRS;
8.2.3    Certificate of Non-Foreign Status in the form of Exhibit B attached hereto; and
8.2.4    An amendment to each Management and Leasing Agreement dated as of June 1, 2007 (each a “Management Agreement” and collectively the “Management Agreements”) between the applicable Owner Entity and PKY Masters TRS Services LLC (the “Manager”), as ultimate assignee of TPG-FP Services, L.P. for each of the CalSTRS Projects, executed by CalSTRS on behalf of each of the applicable Owner Entities, in the form of Exhibit D attached hereto (collectively, the “Property Management Amendments”).
8.3    PKY and Company Obligations at the Redemption Closing. At the Redemption Closing, PKY Austin and the Company, as applicable, shall execute, acknowledge (if necessary) and deliver originals of the following documents:
8.3.1    The Redemption of Membership Interest, executed by PKY on behalf of the Company;
8.3.2    Certificate of Non-Foreign Status in the form of Exhibit B attached hereto;
8.3.3    The Assignment of Distributed Interests executed by Portfolio Holdings; and
8.3.4    The Property Management Amendments, executed by Manager.
8.4    Costs and Adjustments at Closing.
8.4.1     Adjustments. Effective as of Closing, as more fully provided below, the parties shall adjust for normal prorations of income, rent, expenses, Property Taxes (as defined below) and other similar amounts that would be applicable on a hypothetical sale of the Company Projects to a third party on the Closing Date and after a reconciliation of all cash on hand and unpaid leasing costs and trade payables owed with respect to the Company Projects as set forth herein. With respect to each of the Company Projects, (i) amounts will be allocated between the Company, on the one hand, as hypothetical seller of the Company Projects and relevant acquirer (the “Acquirer”, ie. PKY in the case of the PKY Projects and CalSTRS in the case of the CalSTRS Projects, on the other hand) and (ii) amounts so allocated to the Company will be further allocated between CalSTRS and PKY based on their respective pro rata shares in the Company. As used herein, a party's "pro rata share" of any amount shall be (i) in the case of CalSTRS 60%, (ii) in the case of PKY Austin, 33.33% and (iii) in the case of PKY Masters, 6.67%. For avoidance of doubt and for the sake of convenience, adjustments shall be made prior to giving effect to the consummation of either the Purchase Transaction or the Redemption Transaction. Accordingly, any amounts due to CalSTRS on one hand or to the Company, on another hand, and PKY Austin or PKY Masters on another hand, that are to be adjusted effective as of Closing, shall be paid as provided in Section 8.4.15.1 following preparation of the Preliminary Closing Statement (as defined therein) and the Final Closing Statement (as defined therein), as applicable; provided any amounts allocable to the PKY Masters Interest or the Assigned PKY Austin Interest shall be treated as an adjustment to the Membership Interest Purchase Price (as defined in the Membership Interest Purchase Agreement) in accordance with the terms of the Membership Interest Purchase Agreement. In addition, CalSTRS, PKY Masters, PKY Austin and the Company agree that, in addition to adjustments to the Membership Interest Purchase Price described in the foregoing sentence, to the extent that, after giving effect to all of these adjustments, CalSTRS is to receive a credit at the Redemption Closing, CalSTRS shall, to the extent such credit is allocable to the PKY Masters Interest or the Assigned PKY Austin Interest, apply such credit to the Membership Interest Purchase Price payable under the Membership Interest Purchase Agreement.
8.4.2    Apportionments. The following items shall be apportioned on an accrual basis as of 11:59 PM local time in Texas on the Closing Date (the “Redemption Apportionment Date”):
8.4.2.1    subject to Section 8.4.3 below, prepaid rents, fixed rents and additional rents payable pursuant to any Leases (including, without limitation, operating expense escalation payments, real estate tax escalation payments and percentage rent, if any, payable under the Leases) (collectively, "Rents") on the basis of the respective periods for which such Rents are payable, to be apportioned in accordance with Section 8.4.3 below;
8.4.2.2    real estate taxes, sewer rents and taxes, water rates and charges, vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Company Projects (collectively, “Property Taxes”), on the basis of the respective periods for which each is assessed or imposed, to be apportioned in accordance with Section 8.4.4 below;
8.4.2.3    any amounts prepaid or payable by any Owner Entities pursuant to any Contracts in effect relating to the operation of the Company Projects, to be apportioned on the basis of the period for which such amounts are to be applied under any Contracts;
8.4.2.4    all accrued interest payments related to the Existing Loans;
8.4.2.5    all reserves and escrows related to the Existing Loans,;
8.4.2.6    operating expenses of the Owner Entities and the Company, including:

(1) appraisal, audit, accounting, and tax return preparation fees;

(2)    personal property taxes and business, professional and occupational licensing taxes;

(3)    all other accrued operating expenses with respect to the Owner Entities; and

8.4.2.7    such other items as are customarily apportioned in real estate closings of commercial properties in Travis County, Texas.
8.4.3    Rents. The rents and other income collected from tenants under the Leases in effect on the Redemption Apportionment Date or otherwise (including without limitation parking revenues) shall be prorated and adjusted as follows (all references to “Leases” in this Section 8.4.3 shall be deemed to refer to the Leases of space in any of the Company Projects in effect on the Redemption Apportionment Date):
8.4.3.1    All collected rent, and other collected income (and any applicable state or local tax on rent), which are collected on or prior to the Closing Date in respect of the month of Closing under leases in effect on the Closing Date shall be prorated as of the Closing Date, with the Company to be credited with its pro rata share of all rent and other income applicable to the period of time on or prior to the Closing Date, and the Company, in the case of the PKY Projects, or CalSTRS, in the case of the CalSTRS Projects, to be credited with any rent and other income collected before the Closing Date but applicable to any period of time from and after the Closing Date. Uncollected rent and other income shall not be prorated on the Closing Date. Any rent received after the Closing but attributable to the month in which the Closing Date occurs shall be prorated in accordance with the first sentence of this Section 8.4.3.1, with the Company receiving a credit for its pro rata share of the rent and income for the period up to the Closing Date. The Company and CalSTRS shall apply rent and other income from tenants that are collected after the Closing Date (including amounts collected in respect of employee matters as provided in Section 8.4.15.2.3 below) first to the month in which the Closing Date occurs as provided for above, second to such amounts accruing on and after the month in which the Closing Date occurs, and third to such amounts accruing prior to the month in which the Closing Date occurs. CalSTRS shall not take action to collect any rent or other income owed by tenants at the PKY Projects with respect to periods prior to the Closing Date. Neither the Company nor PKY shall take action to collect any rent or other income owned by tenants at the CalSTRS Projects with respect to periods prior to the Closing Date.
8.4.4    Property Taxes. Property Taxes shall be apportioned on the basis of the fiscal period for which assessed. If the Redemption Apportionment Date shall occur before an assessment is made or a tax rate is fixed for the tax period in which the Redemption Apportionment Date occurs, the apportionment of such Property Taxes based thereon shall be made as of the Redemption Apportionment Date by applying the tax rate for the preceding year to the latest assessed valuation, but the apportionment thereof shall be recalculated upon the later to occur of the Final Closing Statement or the date on which the assessment and/or tax rate for the current year are fixed. All rebates or reductions in Property Taxes received subsequent to Closing relating to periods prior to Closing, net of costs of obtaining the same, shall be prorated as of the Redemption Apportionment Date, when received. If as of the Redemption Apportionment Date the Company Projects or any portion thereof shall be affected by any special or general assessments which are or may become payable in installments of which any installment is then a lien and has become due and payable, such currently due and payable installment(s) shall be allocated to the period prior to the Redemption Apportionment Date and all installments not due and payable on the Redemption Apportionment Date shall be allocated to the period after the Redemption Apportionment Date.

8.4.5    Utilities. Charges for all electricity, steam, gas and other utility services shall be apportioned on the basis of actual current readings or, if such readings have not been made, on the basis of the most recent bills that are available. If any apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, in the Final Closing Statement, readjust such apportionment based upon the amount determined to be due upon such adjustment.
8.4.6    Rental Insurance. The Company, with respect to the PKY Projects, and CalSTRS, with respect to the CalSTRS Projects, shall receive its pro rata share of any rental insurance proceeds which relate to the period prior to the Redemption Apportionment Date if and to the extent any such proceeds are delivered to any Owner Entities.
8.4.7    Leasing Costs and Building Capital Expenditures.
8.4.7.1    For purposes of this Section 8.4.7, “Leasing Costs” shall mean all leasing commissions and all tenant inducement costs (including, without limitation, rent abatements, tenant improvement costs, design, refurbishment and other work allowances, lease buyout costs, moving allowances and concessions) arising under the Leases, and “Building Capital Expenditures” shall mean all expenditures for building improvement projects and other capital expenditures for the Company Projects the costs of which are not recoverable from tenants under Leases as repair and maintenance costs.
8.4.7.2    Any Leasing Costs and any Building Capital Expenditures paid by the Company or the applicable Owner Entity prior to July 1, 2014 are the responsibility of the Company and shall not be adjusted pursuant to this Section 8.4.7.
8.4.7.3    To the extent of any Leasing Costs and Building Capital Expenditures that were paid or will be payable on or after July 1, 2014 with respect to any of the Company Projects other than the One American Center Property, PKY, in the case of the PKY Projects, and CalSTRS, in the case of the CalSTRS Projects, shall be solely responsible for payment, whether relating to periods prior or subsequent to the Closing Date. The method for allocating these costs paid prior to the Closing Date is set forth in Section 8.4.7.5 below.
8.4.7.4    To the extent of any Leasing Costs and Building Capital Expenditures that were paid on or after July 1, 2014 and prior to the Closing Date with respect to the One American Center Property, the Company shall be responsible for payment. The method for allocating these costs paid prior to the Closing Date is set forth in Section 8.4.7.5 below. CalSTRS shall be solely responsible for payment of any Leasing Costs and Building Capital Expenditures payable on or after the Closing Date with respect to the One American Center Property.
8.4.7.5     To effect the allocations of Leasing Costs and Building Capital Expenditures set forth above, the following shall apply:
(a)    At Closing, CalSTRS shall receive a credit in the amount set forth in footnote (1) on Schedule 8.4.7.5 which reflects certain adjustments agreed to between CalSTRS and PKY with respect to Leasing Costs and Building Capital Expenditures. To the extent any Leasing Costs and Building Capital Expenditures were paid between July 1, 2014 and September 30, 2014, such Leasing Costs and Building Capital Expenditures have been allocated as of September 30, 2014 in accordance with the foregoing Sections 8.4.7.1 through Section 8.4.7.4, and that allocation is set forth on Schedule 8.4.7.5 which results in a credit to PKY at Closing in the amount set forth in footnote (2) on Schedule 8.4.7.5. Notwithstanding the foregoing sentence, to the extent any Leasing Costs or Building Capital Expenditures set forth on Schedule 8.4.7.5 are subsequently paid by the Company or the applicable Owner Entity between October 1, 2014 and the Redemption Apportionment Date, then either PKY or CalSTRS shall reimburse the Company for such Leasing Costs and Building Capital Expenditures because their impact (as set forth on Schedule 8.4.7.5) was fully accounted for as of September 30, 2014, and at Closing such reimbursement shall be made in connection with the Final Closing Statement pursuant to Section 8.4.15.1 below.
(b)    To the extent any Leasing Costs and Building Capital Expenditures that are not set forth on Schedule 8.4.7.5 are paid between October 1, 2014 and the Closing Date, such Leasing Costs and Building Capital Expenditures shall not be adjusted at Closing, but rather shall be adjusted in connection with the preparation of the Final Closing Statement pursuant to Section 8.4.15.1 below.
8.4.8    Tenant Security Deposits. The Owner Entities will remain liable for the obligations related to tenant security deposits under the Leases. With respect to the PKY Projects, the Company will indemnify, defend and hold CalSTRS harmless from and against all demands and claims made by tenants with respect to any security deposits relating to the PKY Projects and will reimburse CalSTRS for all attorneys' fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by CalSTRS as a result of any such claims or demands by tenants. With respect to the CalSTRS Projects, CalSTRS will indemnify, defend and hold the Company and PKY harmless from and against all demands and claims made by tenants with respect to any security deposits relating to the CalSTRS Projects and will reimburse the Company and PKY for all attorneys' fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by the Company or PKY as a result of any such claims or demands by tenants.
8.4.9    Costs. Any transfer, documentary, sales, use, registration and any real property sale and transfer or gains tax, stamp tax, equity transfer tax or other similar tax (including any penalties or interest with respect thereto) or other costs (collectively, “Transfer Taxes and Costs”) imposed on the Owner Entities, the Company, PKY or CalSTRS as a result of the Redemption Transactions shall be apportioned between PKY and CalSTRS in accordance with their respective pro rata share. The Company shall pay any lender fees or charges imposed in connection with the Existing Loans encumbering the PKY Projects, including, without limitation, any prepayment or defeasance fees, costs or charges and CalSTRS shall pay any lender fees or charges imposed in connection with the Existing Loans encumbering the CalSTRS Projects, including, without limitation, any prepayment or defeasance fees, costs or charges. Each of the parties hereto shall pay its own attorneys' fees.

8.4.10    INTENTIONALLY DELETED.
8.4.11    INTENTIONALLY DELETED
8.4.12    INTENTIONALLY DELETED.
8.4.13    INTENTIONALLY DELETED.
8.4.14    Excess Cash. In the event that, after adjustment of items of income and expenses and other items set forth herein (other than items adjusted pursuant to Section 8.4.7) with respect to any Company Project as of the Redemption Apportionment Date, there remains any Available Cash received by an Owner Entity for any period prior to the Redemption Apportionment Date that is not applied to pay operating expenses and other expenses of such Owner Entity due and payable as of the Redemption Apportionment Date, any such excess cash shall be allocated and distributed at Closing 60% to CalSTRS, 33.33% to PKY Austin and 6.67% to PKY Masters; provided, the parties agree that Available Cash shall be adjusted on the Preliminary Closing Statement and any actual cash shall remain in the bank accounts of the Owner Entities. To the extent necessary, any distributions of Available Cash at Closing shall be further adjusted in connection with the preparation of the Final Closing Statement.
8.4.15    Closing Statement.
8.4.15.1    The Company, PKY and Ca1STRS shall jointly prepare and approve a preliminary closing statement for each Company Project (collectively the “Preliminary Closing Statement”) showing the net amount due either to PKY or Ca1STRS as the result of the adjustments and prorations provided for herein, and such net amount due to or from Ca1STRS. If the parties fail to fully agree on the Preliminary Closing Statement, the Redemption Closing shall proceed on the basis of the line items in such statement that are agreed upon by the parties, with any open items (to the extent of any dispute) on such statement to be resolved as part of the resolution of the Final Closing Statement. On or before the date which is ninety (90) days following the Closing Date, the Company and PKY will prepare a final closing statement for each Property reasonably satisfactory to CalSTRS in form and substance (collectively, the “Final Closing Statement”) setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid) including Leasing Costs and Building Capital Expenditures for the period from October 1, 2014 through the Closing Date in accordance with Section 8.4.7. The Final Closing Statement shall cover both the Purchase Transaction and the Redemption Transaction and shall also reflect a distribution of any Available Cash as of the Closing Date that was not previously distributed. The net amount due the Company, PKY or CalSTRS by reason of any adjustments to the Final Closing Statement, as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within five (5) Business Days following that party's receipt of the approved Final Closing Statement. The adjustments, prorations and determinations agreed to by the Company, PKY or CalSTRS in the Final Closing Statement shall be conclusive and binding on the parties hereto except for any items which are not capable of being determined at the time the Final Closing Statement is agreed to by the Company,

PKY and CalSTRS, which items shall be determined and paid in the manner set forth in the Final Closing Statement and except for other amounts payable hereunder pursuant to provisions which survive the Closing. Prior to and following the Closing Date, each party shall provide the other with such information as the other shall reasonably request subject to any applicable confidentiality restrictions in order to make the preliminary and final adjustments and prorations provided for herein. If the Company and PKY and CalSTRS fail to agree upon a Final Closing Statement, the disputed items shall be resolved by a mutually acceptable nationally recognized independent accounting firm (the “Accounting Firm”), whose determination shall be final and binding upon the parties. The Accounting Firm shall resolve the dispute within thirty (30) days after the disputed items have been submitted to it. The costs, fees and expenses of the Accounting Firm shall be borne equally by the Company and PKY, on one hand, and CalSTRS, on the other.
8.4.15.2    Tenant Reimbursements and Audits
8.4.15.2.1    Notwithstanding Section 8.4.15.1 above, any reconciliation with tenants under Leases for reimbursable operating expenses, utilities and any other tenant reimbursements thereof for any calendar years prior to the Closing Date and that portion of the calendar year prior to the Closing Date (“Pre-Closing Reimbursements”) shall be pursuant to this Section 8.4.15.2. Any such reconciliation shall be prepared or caused to be prepared by CalSTRS, in the case of the CalSTRS Projects, and the Company in the case of the PKY Projects and shall be completed no later than April 1, 2015. CalSTRS, in the case of the CalSTRS Projects, and the Company, in the case of the PKY Projects, shall provide to the Company or CalSTRS, as applicable, the amount of any Pre-Closing Reimbursements due from or to each tenant and shall provide to the Company or CalSTRS, as applicable, all reasonably requested documentation in connection therewith. CalSTRS, in the case of the CalSTRS Projects, and the Company in the case of the PKY Projects shall cause the applicable Owner Entity to then invoice each tenant for such Pre-Closing Reimbursements with the next invoice such Owner Entity sends to each tenant. If the amount of Pre-Closing Reimbursements collected with respect to a particular Company Project for such prior time period is less than the amount of reimbursable Pre-Closing Reimbursements paid by the applicable Owner Entity for such period, then the applicable Owner Entity shall bill such tenants for such amounts and shall pay any such amounts received 60% to CalSTRS and 40% to PKY (a portion of which shall be treated as an adjustment to the Membership Interest Purchase Price pursuant to Section 8.4.1). If the amount of Pre-Closing Reimbursements collected by an Owner Entity for such prior calendar year exceeds the amount of Pre-Closing Reimbursements expenses paid by such Owner Entity with respect to such period, then, to the extent required under the terms of the Leases, CalSTRS shall remit 60% of such excess amount to PKY, if relating to a PKY Project, and the Company shall remit 40% of such excess amount to CalSTRS if relating to a CalSTRS Project (a portion of which shall be treated as an adjustment to the Membership Interest Purchase Price pursuant to Section 8.4.1).
8.4.15.2.2    To the extent that any tenant conducts an audit respecting rent or any other charges paid by tenant for any periods prior to the Closing Date, the applicable Owner Entity shall be solely responsible for responding to such audit request and complying with all requirements under the Leases (and at law or in equity) in connection therewith. If any tenant becomes entitled to a refund of rent or any other charge with respect to a period prior to the Closing Date, any such refunds due to such Tenant shall be borne 60% by CalSTRS and 40% by PKY collectively, to be shared among them pursuant to the principles set forth in Section 8.4.1, a portion of which may be treated as an adjustment to the Membership Interest Purchase Price pursuant to Section 8.4.1.
8.4.15.2.3 PKY Austin and CalSTRS acknowledge that certain employee costs that may be passed through to tenants of the Company Projects that have been incurred prior to the date hereof as operating expenses have not yet been passed through to tenants.. As these costs are passed through and paid by tenants subsequent to the Closing Date they shall be treated as collected Rents and allocated between CalSTRS and the Company in accordance Section 8.4.3 as and when received.
8.4.16    Interest. If any payment to be made after the Closing under this Section 8.4 shall not be paid when due hereunder, the same shall bear interest (which shall be paid together with the applicable payment hereunder) from the date due until so paid at a rate per annum equal to the Prime Rate (as such rate may vary from time to time) as reported in The Wall Street Journal plus five percent (5%) (the "Default Rate"). To the extent a payment provision in this Section 8.4 does not specify a period for payment, then for purposes hereof such payment shall be due within ten (10) calendar days of the date such payment obligation is triggered.
8.4.17    INTENTIONALLY DELETED.
8.4.18    Survival. The provisions of this Section 8.4 shall survive the Closing.
8.5    Tax Returns; Income Taxes.

(a)    PKY shall be responsible for timely preparing (or causing to be prepared) tax returns (if any) of or with respect to the Company, Portfolio Holdings, the Mezzanine Owners, the Owner Entities, and the Company Projects for taxable periods which either ended before or which include the Closing Date, other than a taxable period beginning on the Closing Date (the “Pre-Closing Tax Returns”, which term shall not be deemed to include the Texas Franchise Tax Public Information Reports). PKY shall be responsible for timely filing (or causing to be timely filed), taking into account any extensions the Pre-Closing Tax Returns (if any) of or with respect to each of the Company, Portfolio Holdings, the PKY Mezzanine Owners, the PKY Owner Entities, and the PKY Projects, which the parties acknowledge for Texas Franchise Tax purposes is anticipated to include a consolidated/combined/unitary tax that includes the Company, Portfolio Holdings, the Mezzanine Owners, the Owner Entities and the Projects) and would include the CalSTRS Owner Entities and

CalSTRS Mezzanine Owners for the period ending on the Closing Date)  Except to the extent otherwise exempt, CalSTRS shall be responsible for timely preparing (or causing to be prepared), to the extent not otherwise required to by prepared by PKY pursuant to the first sentence of this Section 8.5(a), and timely filing (or causing to be timely filed) all other tax returns (including any Texas Franchise Tax Public Information Reports of each of the CalSTRS Mezzanine Owners, the CalSTRS Owner Entities, and the CalSTRS Projects. CalSTRS shall provide PKY with either (i) copies of the filed Texas Franchise Tax Public Information Reports for the CalSTRS Mezzanine Owners, the CalSTRS Owner Entities and the CalSTRS Projects for calendar year 2015 promptly after the filing thereof or (ii) evidence reasonably satisfactory to PKY that such a filing is not required based on an exemption available to CalSTRS.
(b)    Any liability for income, franchise or similar taxes (including any “Texas franchise tax” or “Texas margin tax”) (collectively, “Income Taxes”) of the Company, Portfolio Holdings, the Mezzanine Owners and the Owner Entities for tax periods (or portions thereof) ending on or before the Closing Date shall be allocated 60% to CalSTRS and 40% to PKY. Any Income Taxes of the Company, Portfolio Holdings, the Mezzanine Owners and the Owner Entities attributable to taxable periods (or portions thereof) beginning after the Closing Date shall be allocated to PKY, in the case of the Company, Portfolio Holdings, the PKY Mezzanine Owners (as defined below) and the PKY Owner Entities (as defined below), and to CalSTRS, in the case of the CalSTRS Mezzanine Owners and the CalSTRS Owner Entities (as defined below); provided, however, that, for a taxable period which began before and which ends on the Closing Date, for purposes of determining the Income Tax attributable to the portion of that taxable period ending on the Closing Date, on the one hand, and after the Closing Date, on the other hand, the parties shall use a hypothetical “interim closing of the books method,” except that, for purposes of such allocation (1) expenses which accrue on a time basis, such as depreciation, shall be taken into account on a time basis, (2) Income Tax resulting from the Transactions shall be allocated to the portion of the period ending on or before the Closing Date, and (3) any action or transaction relating to an entity or property occurring after Closing (regardless of when effective) shall be allocated to the direct and indirect owner or such entity or property. The parties agree and acknowledge that the intent of this allocation is for CalSTRS, on the one hand, and PKY, on the other hand, to bear the liability for Income Taxes for the period beginning after the Closing Date attributable to the ownership and operation of the CalSTRS Projects and the PKY Projects, respectively, and shall be interpreted in a manner consistent with that purpose. Income Taxes, as necessary, shall be adjusted either in connection with the Preliminary Closing Statement or the Final Closing Statement (or otherwise if not possible to be adjusted in connection with the Preliminary Closing Statement or Final Closing Statement). To the extent permitted by law, the taxable years of the Company, Portfolio Holdings, each of the Mezzanine Owners and each of the Owner Entities for Income Taxes shall be closed as of the Closing Date. This Section 8.5 shall survive Closing. For purposes of this Section 8.5, the following terms shall have the following meanings: (x) “CalSTRS Owner Entities” shall mean, collectively, American Center Owner, Frost Bank Owner and 300 West Owner; (y) “PKY Mezzanine Owners” shall mean, collectively, San Jacinto Mezzanine Owner and Congress Plaza Mezzanine Owner; and (z) “PKY Owner Entities” shall mean, collectively, San Jacinto Owner and Congress Plaza Owner.

ARTICLE 9
INTENTIONALLY DELETED
ARTICLE 10
INTENTIONALLY DELETED

ARTICLE 11
REMEDIES
11.1     Remedies for Default by PKY Austin or Company. In the event the Redemption Transaction is not consummated because of default under or breach of this Agreement on the part of the Company or PKY Austin (provided, in the case of a default by the Company, such default shall not have been caused by any action or omission of CalSTRS under the LLC Agreement), CalSTRS shall be entitled, as its sole and exclusive remedies, either (a) to terminate this Agreement or (b) to enforce specific performance of this Agreement (and to recover any attorneys' fees incurred by CalSTRS in connection with enforcing this Agreement). CalSTRS expressly waives its rights to seek any damages (including without limitation, compensatory, punitive, consequential or special damages) in the event of the Company’s or PKYs' default hereunder. CalSTRS shall be deemed to have elected to terminate this Agreement, if CalSTRS fails to file suit for specific performance against the Company and PKY Austin in a court of competent jurisdiction on or before sixty (60) days following the date upon which Closing was scheduled to have occurred as provided herein.
11.2     Remedies for Default by CalSTRS. In the event the Redemption Transaction is not consummated because of default under or breach of this Agreement on the part of CalSTRS, PKY Austin shall be entitled, as its sole and exclusive remedies, either (a) to terminate this Agreement or (b) to enforce specific performance of this Agreement (and to recover any attorneys' fees incurred by PKY Austin in connection with enforcing this Agreement). PKY Austin expressly waives its rights to seek any damages (including without limitation, compensatory, punitive, consequential or special damages) in the event of CalSTRS' default hereunder. PKY shall be deemed to have elected to terminate this Agreement, if PKY Austin fails to file suit for specific performance against CalSTRS in a court of competent jurisdiction on or before sixty (60) days following the date upon which Closing was scheduled to have occurred as provided herein.

ARTICLE 12
BROKERS
12.1    Broker. Each party hereby represents and warrants to the other parties that such party has not contacted, negotiated with or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this Agreement and the transaction contemplated herein.

12.2    Indemnity. Each party shall indemnify and hold the other parties harmless from any claim, demand, cause of action, loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys' fees) paid or incurred by the other parties by reason of a breach of the representation and warranty made by such party under this Article 12. Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section shall survive the Closing or earlier termination of this Agreement.

ARTICLE 13
NOTICES
13.1    Written Notice. All notices, demands and requests which may be given or which are required to be given by either party to the other party under this Agreement must be in writing.
13.2    Method of Transmittal. All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, (iii) by UPS or a similar nationally recognized overnight courier service, or (iv) by electronic mail with a confirmation copy delivered by another method set forth in this Section. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.
13.3    Addresses. The addresses for proper notice under this Agreement are as follows:

If to PKY or the Company:
Parkway Properties LP
390 N. Orange Ave, Suite 2400
Orlando, FL 32801
Phone: (407) 650-0379
Fax: (407) 650-0597
Attention:    Jeremy Dorsett, Executive Vice President
and General Counsel
Email:    jdorsett@pky.com

With a copy (which shall not constitute notice) to:
Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Phone: (202) 637-5600
Fax: (202) 637-5910
Attention:    David Bonser, Esq.
Lee Berner, Esq.
Email:     david.bonser@hoganlovells.com

lee.berner@hoganlovells.com

As to CalSTRS:

California State Teachers' Retirement System
100 Waterfront Place, 15th Floor
West Sacramento, California 95605-2807
Attention:     Don Palmieri
Jennifer J. Yamane, Esq.
Lamont T. King, Jr., Esq.
Email:    dpalmieri@calstrs.com
jyamane@calstrs.com
lking@calstrs.com

With a copy (which shall not constitute notice) to:

The Lionstone Group
100 Waugh Drive, Suite 600
Houston, Texas 77007
Attention:     Dan Dubrowski
John Enerson
Email:    ddubrowski@lionstonegroup.com
jenerson@lionstoneinvestments.com

And to:
Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067
Attention:     John H. Kuhl, Esq.
Douglas P. Snyder, Esq.
Email:    jkuhl@coxcastle.com
dsnyder@coxcastle.com

Any party may from time to time by written notice to the other party designate a different address for notices.

ARTICLE 14
ASSIGNMENT

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs and administrators. Notwithstanding the foregoing, none of the parties hereto may assign their right, title and interest in or to this Agreement.

ARTICLE 15
MISCELLANEOUS
15.1    Entire Agreement. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof and thereof and cannot be varied except by the written agreement of the parties and supersedes all prior agreements and undertakings relating to such subject matter.
15.2    Modifications. This Agreement may not be modified except by the written agreement of the parties.
15.3    Gender and Number. Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.

15.4     Captions. The captions used in connection with the Articles, Sections and Subsections of this Agreement are for convenience only and will not be deemed to expand or limit the meaning of the language of this Agreement.
15.5     Controlling Law. This Agreement and any actions related thereto will be construed under, governed by and enforced in accordance with the laws of the State of Delaware (without reference to conflicts of laws principles).
15.6     Exhibits. All exhibits, attachments, schedules, annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if set forth verbatim herein.
15.7    No Rule of Construction. The parties hereto have each been represented by counsel in the negotiation and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by all parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.
15.8     Severability; Survival. In the event that any one or more of the provisions contained in this Agreement (except the provisions relating to the obligations of the parties hereto to consummate the Transactions and to pay the Membership Interest Purchase Price, the invalidity of either of which shall cause this Agreement to be null and void) are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein; provided, however, that the parties hereto shall endeavor in good faith to rewrite the affected provision to make it (i) valid, and (ii) consistent with the intent of the original provision. All of the provisions of Articles 8 and 11 through 15 shall survive the Closing or the termination of this Agreement.
15.9     Time of Essence. Time is important to the parties hereto in the performance of this Agreement, and all parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement.
15.10     Business Day. “Business Day” means any day on which business is generally transacted by banks in the State of Delaware. If the final date of any period which is set out in any paragraph of this Agreement falls upon a day which is not a Business Day, then, and in such event, the time of such period will be extended to the next Business Day.
15.11     No Memorandum. The parties hereto agree not to record this Agreement or any memorandum hereof.

15.12     Attorneys' Fees and Costs. In the event any party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party or parties all reasonable costs, expenses and attorneys' fees incurred in connection with such action.
15.13     Counterparts and Expiration of Offer. This Agreement may be executed in multiple counterparts (which counterparts may be executed by electronic mail) which shall together constitute a single document. However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained. An unsigned draft of this Agreement shall not be considered an offer by either party.
15.14     Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER IN CONTRACT OR IN TORT) BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF PKY AUSTIN, THE COMPANY AND CALSTRS HEREUNDER, THE OWNERSHIP OF THE REDEEMED MEMBERSHIP INTEREST, THE DISTRIBUTED INTERESTS OR THE USE OF THE COMPANY PROJECTS, AND/OR ANY CLAIMS OF INJURY OR DAMAGE RELATED TO THE REDEEMED MEMBERSHIP INTEREST, THE DISTRIBUTED INTERESTS OR THE USE OF THE COMPANY PROJECTS.
15.15    Publicity and Confidentiality. The parties hereto each agree that the terms of the transactions contemplated in this Agreement, the identities of the parties, and all information made available by one party to the other or in any way relating to the other party's interest in the transactions contemplated in this Agreement, shall be maintained in strict confidence and no disclosure of such information will be made, whether or not the transactions contemplated in this Agreement shall close, except to such attorneys, accountants, investment advisors, lenders and others as are reasonably required to evaluate and consummate the transactions contemplated in this Agreement or to enforce their rights hereunder. The parties hereto each further agree and covenant as follows:
15.15.1    The parties hereto shall not disclose or authorize the disclosure of the terms of this Agreement or any instruments, documents, or assignments delivered in connection with this Agreement or the identity of the other party to this Agreement in any public statement, news release, or other announcement or publication.
15.15.2    Nothing in this paragraph shall prevent the parties hereto or their affiliates from disclosing or accessing any information otherwise deemed confidential under this paragraph (i) in connection with that party's enforcement of its rights hereunder; (ii) pursuant to any legal requirement (including without limitation the rules of the Securities and Exchange Commission), the requirement of any stock exchange, any statutory reporting requirement or any accounting or auditing disclosure requirement; (iii) in connection with performance by either party of its obligations under this Agreement (including, but not limited to, the delivery and recordation of instruments, notices or other documents required hereunder.
15.16    Jurisdiction and Service of Process. The parties hereto agree to submit to personal jurisdiction in the State of Delaware in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any state or federal court located in Wilmington, Delaware and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court. Any legal suit, action or other proceeding by one party to this Agreement against the other arising out of or relating to this Agreement shall be instituted only in a State Court of Delaware, or the United States District Court for the District of Delaware, and each party hereby waives any objections which it may now or hereafter have based on venue and/or forum non-conveniens of any such suit, action or proceeding and submits to the jurisdiction of such courts. The provisions of this Section shall survive the Closing or the termination of this Agreement.
15.17     Affiliate Exculpation. No present or future officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor or agent of CalSTRS, PKY Austin or the Company shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor or agent, under or in connection with this Agreement or any other document or instrument heretofore or hereafter executed in connection with this Agreement either before or after Closing. Each of the Company, PKY Austin and CalSTRS hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this paragraph are in addition to, and not in limitation of, any limitation on liability provided for elsewhere in this Agreement or provided by law or in any other contract, agreement or instrument.
15.18    Further Assurances. The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents as either may reasonably request from time to time, whether at or after the Closing, in furtherance of the purposes of this Agreement. The provisions of this Section shall survive the Closing.
15.19    Joint and Several Liability. The Company and PKY Austin shall be jointly and severally liable for the faithful performance of the terms and conditions hereof, and of any other document executed in connection herewith, to be performed by the Company or PKY Austin.
15.20    Execution of Documents by CalSTRS. The other parties hereto understand that for administrative reasons CalSTRS requires up to three (3) Business Days to sign any document after such document has been submitted for signature and an additional two (2) Business Days to deliver such document into escrow. All closing documents to be executed by CalSTRS shall be agreed to and prepared in final execution form and received by CalSTRS to allow for compliance with the foregoing schedule. In the event any of the foregoing conditions are not complied with in accordance with the foregoing schedule, the Closing Date shall be automatically extended by the number of days necessary to allow CalSTRS the time periods set forth above for the execution and delivery of documents and the transfer of funds.
15.21    Name Changes. Not later than thirty (30) days after the Closing Date, CalSTRS shall cause to be filed with the Secretary of State of the State of Delaware an amendment to the certificate of formation of each of American Center Owner, Frost Bank Owner, and 300 West Owner to remove the phrase “PKY” from the name of each such entity. Not later than thirty (30) days after the Closing Date, CalSTRS shall cause to be filed with the Secretary of State of the State of Delaware an amendment to the certificate of formation of each of American Center Mezzanine Owner, Frost Bank Mezzanine Owner and 300 West Mezzanine Owner to remove the phrase “PKY”

from the name of each such entity. Not later than three (3) days after the Closing Date, the Company shall cause to be filed with the Secretary of State of the State of Delaware an amendment to the certificates of formation of the Company to remove “CalSTRS” from the name of the Company.
15.22    Action by PKY. Any action to be taken or consent or approval to be given by PKY hereunder may be given by PKY Austin on behalf of itself and PKY Masters.
15.23    Execution by PKY Masters. PKY Masters is executing this Agreement, and is a party to this Agreement, solely for the purposes of agreeing to the terms of Sections 8.4 and 15.22 and agrees to be bound by the terms of such Sections. PKY Masters shall have no liability or obligation hereunder for the performance or other terms of any other provision of this Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURES APPEAR ON FOLLOWING PAGES

IN WITNESS WHEREOF, the parties have executed this Redemption and Distribution Agreement as of the date first written above.
PKY AUSTIN:
PKY Austin Partner, LLC, a Delaware limited liability company

By: PKY Masters Properties Group, L.P., a Maryland limited partnership, its sole member

By: PKY Masters GP, LLC, a Delaware limited liability company, its general partner

By: Parkway Properties LP, a Delaware limited partnership, its sole member

By: Parkway Properties General Partners, Inc., a Delaware corporation, its general partner
By:    /s/ David R. O’Reilly
Name: David R. O’Reilly
Title: Executive Vice President and Chief Financial Officer

By:    /s/ Jeremy R. Dorsett
Name: Jeremy R. Dorsett
Title: Executive Vice President and General Counsel
CALSTRS:

CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM, a public entity

By:    /s/ Michelle Cunningham
Name: Michelle Cunningham, CFA
Title: Deputy Chief Investment Officer

[SIGNATURES CONTINUE ON FOLLOWNG PAGE]

PKY MASTERS:
PKY Masters Austin, LLC, a Delaware limited liability company

By: PKY Masters Properties Group, L.P., a Maryland limited partnership, its sole member

By: PKY Masters GP, LLC, a Delaware limited liability company, its general partner

By: Parkway Properties LP, a Delaware limited partnership, its sole member

By: Parkway Properties General Partners, Inc., a Delaware corporation, its general partner
By:    /s/ David R. O’Reilly
Name: David R. O’Reilly
Title: Executive Vice President and Chief Financial Officer

By:    /s/ Jeremy R. Dorsett
Name: Jeremy R. Dorsett
Title: Executive Vice President and General Counsel

[SIGNATURES CONTINUE ON FOLLOWNG PAGE]

COMPANY:
PKY/CalSTRS Austin, LLC, a Delaware limited liability company,

By:	PKY Austin Partner, LLC, a Delaware limited liability company, its manager

By: PKY Masters Properties Group, L.P., a Maryland limited partnership, its sole member

By: PKY Masters GP, LLC, a Delaware limited liability company, its general partner

By: Parkway Properties LP, a Delaware limited partnership, its sole member

By: Parkway Properties General Partners, Inc., a Delaware corporation, its general partner
By: /s/ David R. O’Reilly
Name: David R. O’Reilly
Title: Executive Vice President
and Chief Financial Officer

By: /s/ Jeremy R. Dorsett
Name: Jeremy R. Dorsett
Title: Executive Vice President and
General Counsel

[SIGNATURES CONTINUE ON FOLLOWNG PAGE]

Effective upon the Closing under the foregoing Redemption and Distribution Agreement, the undersigned agree to perform all of the obligations under Section 3.2 of the foregoing Redemption and Distribution Agreement.
CALSTRS MEZZANINE OWNERS:

PKY-ONE AMERICAN MEZZANINE, LLC
a Delaware limited liability company

By:     California State Teachers’ Retirement System,
    a public entity, its sole member

                        By:    /s/ Michelle Cunningham
Name: Michelle Cunningham, CFA
Title: Deputy Chief Investment Officer

PKY-WEST 6TH STREET MEZZANINE, LLC
a Delaware limited liability company

By:     California State Teachers’ Retirement System,
    a public entity, its sole member

                        By:    /s/ Michelle Cunningham
Name: Michelle Cunningham, CFA
Title: Deputy Chief Investment Officer

PKY-401 CONGRESS MEZZANINE, LLC
a Delaware limited liability company

By:     California State Teachers’ Retirement System,
    a public entity, its sole member

                        By:    /s/ Michelle Cunningham
Name: Michelle Cunningham, CFA
Title: Deputy Chief Investment Officer

Exhibit A
REDEMPTION OF MEMBERSHIP INTEREST
THIS REDEMPTION OF MEMBERSHIP INTEREST (this “Redemption”) is made as of ______________________, 2014, by and between CALIFORNIA STATE TEACHERS’
RETIREMENT SYSTEM, a public entity (“CalSTRS”), and PKY/CALSTRS AUSTIN, LLC, a Delaware limited liability company (the “Company”).
RECITALS:
This Redemption is made with reference to the following facts:

A.    CalSTRS owns ___% of the Percentage Interests (as defined in that certain Operating Agreement of the Company, dated as of September 17, 2012, as amended on December 19, 2013 and February 10, 2014) in the Company.

B.    Pursuant to that certain Limited Liability Company Interest Redemption and Distribution Agreement, dated as of __________, 2014 (the “Agreement”), by and among PKY Austin Partner, LLC, PKY Masters Austin, LLC, CalSTRS, and the Company, CalSTRS has agreed to a redemption of its Redeemed Membership Interest (as defined in the Agreement).

C.    The Company desires to accept such redemption of the aforesaid Membership Interest in the Company.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.    Company hereby redeems and CalSTRS hereby assigns and transfers to the Company the Redeemed Membership Interest absolutely and unconditionally, free and clear of all liens and other encumbrances of any kind.

2.    The Company hereby accepts such assignment and transfer of the Redeemed Membership Interest from CalSTRS.

3.    CalSTRS hereby withdraws as a member of the Company.

4.    This Redemption is made without any representations or warranties except as expressly set forth in the Agreement.

5.    General Provisions.
a.    Further Assurances. The parties hereto agree to take such further actions and to execute and deliver such further customary documents, agreements and instruments as may be necessary or appropriate to carry out the purposes of this Redemption.
Exhibit A-1

b.    Governing Law. This Redemption and any actions related thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

c.     Effective Date. This Redemption shall become binding and effective and shall result in the redemption of the Membership Interest on the date hereof.

d.    Survival of Agreement. Nothing in this Redemption shall be construed to amend or modify the Agreement or any terms thereof in any manner and, notwithstanding the execution and delivery of this Redemption, the Agreement shall remain in full force and effect in accordance with its terms.

e.    Exculpation. The direct and indirect officers, directors, partners, agents, employees, members and shareholders of CalSTRS and the Company shall not be personally liable for any debts or other obligations of CalSTRS or the Company or in respect of any claims against CalSTRS or the Company arising under this Redemption, and such debts, obligations and claims shall be satisfied solely out of the assets of CalSTRS or the Company, as applicable. Neither the Company nor CalSTRS shall seek or obtain any personal judgment against any direct or indirect officer, director, partner, agent, employee, member or shareholder of CalSTRS or the Company, as applicable, with respect to any matter arising under this Agreement.

f.    Counterparts.    Any number of counterparts of this Redemption may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Redemption by electronic mail shall be as effective as delivery of a manually executed counterpart of this Redemption.

g.    Modification and Waiver. No supplement, modification, waiver or termination of this Redemption or any provisions hereof shall be binding unless executed in writing by all parties hereto.

h.    Successors and Assigns. This Redemption shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Exhibit A-2

i.    Release. In consideration of the mutual agreements herein contained, except as otherwise set forth in the Agreement or this Redemption, each of the Company and CalSTRS, for itself and for each and all of its past, present, and future predecessors, successors and assigns, does hereby forever release and discharge the other, and each and all of their past, present, and future predecessors, successors, assigns, affiliates, officers, directors, employees, representatives, retirants, beneficiaries, attorneys, and all other persons from any and all claims, demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses (including reasonable attorneys’ fees), damages, judgments, and orders of whatever kind or nature, in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which have existed, do presently exist, or may exist, relating to the Company or the transactions contemplated by the Agreement or this Redemption. Notwithstanding the foregoing, this section shall not release or discharge PKY Austin Partner LLC or CalSTRS from any of their respective obligations, responsibilities and duties under the LLC Agreement (as defined in the Agreement) that arose prior to the date hereof, provided neither PKY Austin Partner LLC nor CalSTRS may bring any claim against the other arising out of or relating to a failure to perform such obligations, responsibilities or duties more than one (1) year after the date hereof.

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Exhibit A-3

IN WITNESS WHEREOF, the parties hereto have caused this Redemption of Membership Interest to be executed and delivered as of the effective date hereinabove provided.
CALSTRS:
CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM, a public entity

By:    __________________________________________
Name:    __________________________________________
Title:    __________________________________________

COMPANY:

PKY/CALSTRS AUSTIN, LLC,
a Delaware limited liability company

By:    PKY Austin Partner, LLC.
Its: Managing Member

By:    ____________________________________
a Delaware corporation

By:    ______________________________
Name:    ______________________________
Title:    ______________________________

Exhibit A-4

Exhibit B

TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS
PURSUANT TO
TREASURY REGULATION § 1.1445-2(B)(2)
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform ___________________________________________, a ____________________________(the “Transferee”), that the withholding of such tax is not required upon the transfer of real property located by __________________________________    ____________________________, a _______________________________________________
(the “Transferor”), pursuant to the terms of that certain Limited Liability Company Interest Redemption and Distribution Agreement dated as of ________, 2014, by and among certain parties named therein and Transferee (the “Agreement”), the undersigned hereby certifies pursuant to Section _________ of the Agreement, on the Transferor’s behalf, and not individually, as follows:

1.Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.Transferor is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);

3.Transferor's U.S. employer identification number is    ; and

4.Transferor's office address is:
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.
Transferor understands that Transferee is relying on this certification in determining whether withholding is required upon said transfer.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this certification on behalf of the Transferor as of this _________ day of
__________, 2014.

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Exhibit B-1

TRANSFEROR:

By:    ______________________________
Name:    ______________________________
Title:    ______________________________

Exhibit B-2

Exhibit C
DISTRIBUTED INTEREST ASSIGNMENT
THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”) is made as of                 , 2013, by and between PKY/AUSTIN PORTFOLIO HOLDINGS, LLC, a Delaware limited liability company (“Portfolio Holdings”), PKY/CalSTRS Austin, LLC, a Delaware limited liability company (the “Company”) and CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM, a public entity (“CalSTRS”).
RECITALS:
This Assignment is made with reference to the following facts:
A.    Portfolio Holdings owns 100% of the ownership interests (the “Frost Bank Tower Equity Interests”) in PKY-401 Congress Mezzanine, LLC, a Delaware limited liability company, the owner of PKY-401 Congress, LLC, a Delaware limited liability company, which owns certain real property located at 401 Congress Avenue, Austin, Texas.
B.    Portfolio Holdings owns 100% of the ownership interests (the “300 West 6th Equity Interests”) in PKY-300 West 6th Mezzanine, LLC, a Delaware limited liability company, the owner of PKY-300 West 6th, LLC, a Delaware limited liability company, which owns certain real property located at 300 West 6th Street, Austin, Texas.
C.    Portfolio Holdings owns 100% of the ownership interests (the “One American Center Equity Interests”) in PKY-One American Center Mezzanine, LLC, a Delaware limited liability company, the owner of PKY-One American Center, LLC, a Delaware limited liability company, which owns certain real property located at 600 Congress Avenue, Austin, Texas
D.    Pursuant to that certain Redemption and Distribution Agreement, dated as of ____________, 2014 (the “Agreement”), by and among PKY Austin Partner, LLC, PKY Masters Austin, LLC, the Company and CalSTRS, (i) Portfolio Holdings is assigning to Company all of Portfolio Holdings interest in the Frost Bank Tower Equity Interests, the 300 West 6th Equity Interests and the One American Center Equity Interests (collectively, the “Assigned Interests”) to the Company and (ii) immediately thereafter, the Company is assigning the Assigned Interests to CalSTRS.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.Portfolio Holdings hereby assigns the Assigned Interests to the Company, free and clear of all liens and other encumbrances of any kind and, promptly upon the effectiveness of such assignment, the Company hereby assigns the Assigned Interests to CalSTRS, free and clear of all liens and other encumbrances of any kind.

2.This Assignment is made without any representations or warranties except as expressly set forth in the Agreement.

Exhibit C-1

3.General Provisions.

a.     Further Assurances. The parties hereto agree to take such further actions and to execute and deliver such further customary documents, agreements and instruments as may be necessary or appropriate to carry out the purposes of this Assignment.

b.    Governing Law. This Assignment and any actions related thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

c.    Effective Date. This Assignment shall become binding and effective and shall result in the assignment of the Assigned Interests on the date hereof.

d.    Survival of Agreement. Nothing in this Assignment shall be construed to amend or modify the Agreement or any terms thereof in any manner and, notwithstanding the execution and delivery of this Assignment, the Agreement shall remain in full force and effect in accordance with its terms.

e.    Exculpation. The direct and indirect officers, directors, partners, agents, employees, members and shareholders of CalSTRS, Portfolio Holdings and the Company shall not be personally liable for any debts or other obligations of CalSTRS, Portfolio Holdings or the Company or in respect of any claims against CalSTRS, Portfolio Holdings or the Company arising under this Assignment, and such debts, obligations and claims shall be satisfied solely out of the assets of CalSTRS, Portfolio Holdings or the Company, as applicable. None of the Company, Portfolio Holdings nor CalSTRS shall seek or obtain any personal judgment against any direct or indirect officer, director, partner, agent, employee, member or shareholder of CalSTRS, Portfolio Holdings or the Company, as applicable, with respect to any matter arising under this Assignment.

f.    Counterparts.    Any number of counterparts of this Assignment may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Assignment by electronic mail shall be as effective as delivery of a manually executed counterpart of this Assignment.

g.    Modification and Waiver. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by all parties hereto.

h.    Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
Exhibit C-2

i.    Release. In consideration of the mutual agreements herein contained, except as otherwise set forth in the Agreement or this Assignment, each of Portfolio Holdings, the Company and CalSTRS, for itself and for each and all of its past, present, and future predecessors, successors and assigns, does hereby forever release and discharge the other, and each and all of their past, present, and future predecessors, successors, assigns, affiliates, officers, directors, employees, representatives, retirants, beneficiaries, attorneys, and all other persons from any and all claims, demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses (including reasonable attorneys' fees), damages, judgments, and orders of whatever kind or nature, in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which have existed, do presently exist, or may exist, relating to the Company or the transactions contemplated by the Agreement or this Assignment. Notwithstanding the foregoing, this section shall not release or discharge PKY Austin Partner LLC or CalSTRS from any of their respective obligations, responsibilities and duties under the LLC Agreement (as defined in the Agreement) that arose prior to the date hereof, provided neither PKY Austin Partner LLC nor CalSTRS may bring any claim against the other arising out of or relating to a failure to perform such obligations, responsibilities or duties more than one (1) year after the date hereof.

Exhibit C-3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Membership Interest to be executed and delivered as of the effective date hereinabove provided.
PORTFOLIO HOLDINGS:

PKY-Austin Portfolio Holdings, LLC,
a Delaware limited liability company

By:    _______________________________________
Its: Managing Member

By:    _________________________________
a Delaware corporation

By: ______________________________
Name:______________________________
Title: ______________________________

COMPANY:

PKY/CALSTRS:

PKY/CALSTRS AUSTIN, LLC,
a Delaware limited liability company

By:    PKY Austin Partner, LLC
Its: Managing Member

By:    ____________________________________

By:    ______________________________
Name:    ______________________________
Title:    ______________________________

Exhibit C-4

CALSTRS:
CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM, a public entity

By:    ______________________________
Name:    ______________________________
Title:    ______________________________

Exhibit C-5

Exhibit D
FORM OF PROPERTY MANAGEMENT AMENDMENT
AMENDMENT TO MANAGEMENT
and LEASING AGREEMENT
(_______________________)
THIS AMENDMENT TO MANAGEMENT AND LEASING AGREEMENT (this “Amendment”), is made as of November ____, 2014 (the “Effective Date”), by and between PKY-__________________ LLC, a Delaware limited liability company (“Owner”) and PKY MASTERS TRS SERVICES LLC, a Delaware limited liability company (“Property Manager”) with reference to the following Recitals:
RECITALS
A.    Owner and TPG-FP Services, L.P., a Texas limited partnership (“TPG-FP”) were the original parties to that certain Management and Leasing Agreement dated as of June 1, 2007 (the “Original Management Agreement”), pursuant to which Owner engaged TPG-FP to perform certain management, operation, maintenance and leasing services more particularly described in the Original Management Agreement with respect to that certain property commonly known as “One American Center” located in Austin, Texas.
B.    Owner, TPG-FP and Thomas Properties Group, L.P., a Maryland limited partnership (“TPG”) are parties to that certain Assignment and Assumption and Amendment to Management and Leasing Agreement (the “January 2013 Assignment, Assumption and Amendment”) dated as of January 15, 2013 pursuant to which (i) TPG-FP assigned to TPG, and TPG assumed from TPG-FP, TPG-FP’s obligations under the Original Management Agreement, and (ii) the Original Management Agreement was amended as more particularly set forth therein.
C.    Owner, TPG and Property Manager are parties to that certain Assignment and Assumption and Amendment to Management and Leasing Agreement (the “December 2013 Assignment, Assumption and Amendment”, and together with the Original Management Agreement and the January 2013 Assignment, Assumption and Amendment, the “Management Agreement”) dated as of December 19, 2013 pursuant to which (i) TPG assigned to Property Manager, and Property Manager assumed from TPG, TPG’s obligations under the Original Management Agreement (as amended by the January 2013 Assignment, Assumption and Amendment), and (ii) the Original Management Agreement was further amended as more particularly set forth therein.
D.    Owner and Property Manager desire to amend the Management Agreement effective as of the Effective Date as set forth below.
NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Property Manager hereby agree as follows:

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AGREEMENT

1.    Definitions. As of the Effective Date, unless the context clearly indicates otherwise, all references to “the Agreement” or “this Agreement” in the Original Management Agreement shall be deemed to mean and refer to the Original Management Agreement, as amended by the January 2013 Assignment, Assumption and Amendment, the December 2013 Assignment Assumption and Amendment, and this Amendment. All initially capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Original Management Agreement.

2.    Amendment to Original Management Agreement.
2.1    Agency and Operating Accounts. Section 4.3(b) of the Original Management Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
“Owner has established one lock box account (herein called the “Agency Account”) and one operating account (herein called the “Operating Account”) for the Property at a financial institution determined by Owner (the “Bank”). Property Manager shall instruct all tenants to mail their rental checks and other checks representing sums owed in respect of their respective tenancies to the Agency Account address furnished by Property Manager. All such receipts, including, but not limited to, rent, expense reimbursements, and security deposits received in the Agency Account shall be deposited into the Operating Account. Both Property Manager and Owner shall be signatories on the Operating Account. Owner will be the only signatory on the Agency Account. All funds in the Agency Account and the Operating Account shall at all times be and remain the property of Owner and the records of the Bank shall indicate the fiduciary nature of the Agency Account and the Operating Account and the name of the Property. Interest on the Agency Account and the Operating Account will accrue to the benefit of Owner. No other funds shall in any way be commingled with the funds of the Agency Account or Operating Account. Property Manager is authorized to withdraw funds from the Operating Account only for the purpose of making payments for operating expenses and disbursements in accordance with the Approved Budget. Property Manager shall have no authority to withdraw funds from such account for any reason other than to be disbursed for the operation and maintenance of the Property as provided in this Agreement. When funds in the Operating Account are insufficient to pay Property expenses, Owner, upon request of Property Manager, shall deposit all funds necessary to cover the shortfall. Property Manager shall notify Owner in writing no later than ten (10) days before funds are required.”

2.2    UBTI and REIT Status. The final sentence of Section 4(f) of the Original Management Agreement is hereby deleted in its entirety.

2.3    Term of this Agreement

A.    Term. Section 10.1 of the Original Management Agreement is hereby deleted and the following is inserted in lieu thereof:
“The initial term of this Agreement shall commence on the Effective Date, and shall continue until December 31, 2015 unless terminated earlier pursuant to Section 10.2 (provided, Owner shall have no right to terminate this Agreement pursuant to Section 10.2(f) or Section 10.2(g)). This Agreement

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shall automatically be renewed upon provisions identical to those contained herein (unless modified by mutual agreement of the parties) for successive periods of one (1) calendar month each unless either party gives written notice to the other of its termination of this Agreement at least thirty (30) days prior to the expiration of the term then in effect.”

B.    Early Termination of Property Manager’s Leasing Activities. The following is hereby added as Section 10.2(i) of the Original Management Agreement:
“(i) Notwithstanding anything to the contrary contained herein, either Owner or Property Manager may terminate Property Manager’s leasing responsibilities under Section 5 of the Original Management Agreement this Agreement upon not less than thirty (30) days prior written notice to the other party, provided, Owner agrees to terminate Property Manager’s leasing responsibilities under Section 5 of the Original Management Agreement effective no later than January 31, 2015. Upon the effective date of such termination, (i) Property Manager shall not be entitled to the “leasing compensation” set forth in Section 2 of Schedule 1 attached to the Original Management Agreement, and (ii) Property Manager will reasonably cooperate with Owner and any replacement leasing agent appointed by Owner to ensure an effective transition of leasing activities to the replacement leasing agent. Notwithstanding the foregoing and Section 5.6 of the Original Management Agreement, upon termination of the Property Manager’s leasing responsibilities pursuant to the first sentence of this Section 10.2(i), Property Manager will provide the Owner with a list of “Registered Leasing Prospects”.  Registered Leasing Prospects shall be defined as any prospective tenants (which may include current tenants) who have received leasing proposals or have toured the premises on-site, any outside party and/or any outside broker that the Property Manager has entered into negotiations for, as applicable and in each case prior to receipt of notice of termination of Property Manager’s leasing responsibilities pursuant to the first sentence of this Section 10.2(i), (i) a new lease or (ii) a renewal, extension or expansion of an existing lease, notwithstanding whether or not such negotiations have been finalized prior to such termination and notwithstanding any such renewal, extension or expansion is pursuant to a tenant’s existing lease.  If the Owner executes a lease to any of the Registered Leasing Prospects within ninety (90) days of termination of Property Manager’s leasing responsibilities pursuant to this Section 10.2(i), then Leasing Agent shall be paid any applicable leasing commission pursuant to and in accordance with Section 8 hereof.  Within fifteen (15) days after receipt of notice of termination of Property Managers’ leasing responsibilities pursuant to this Section 10.2(i), Leasing Agent shall deliver to Owner a list of relevant leases and/or potential tenants which also sets forth the circumstances under which any future commissions are being claimed.

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2.4    Notices. Section 11.2 of the Original Management Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
“All notices, approvals, demands, reports and other communications provided for in this Agreement (individually, a “Notice”) shall be in writing and shall be given to such party at its address set forth below or such other address as such party may hereafter specify for the purpose by Notice to the other party listed below. Each notice shall be deemed delivered to the party to whom it is addressed (a) if personally served or delivered, upon delivery, (b) if given by certified or registered mail, return receipt requested, deposited with the United States Mail with first-class postage prepaid, seventy-two (72) hours after such Notice is deposited with the United States Mail, (c) if given by overnight courier with overnight courier charges prepaid, one (1) business day after delivery to said overnight courier, or (d) if given by any other means, upon delivery when delivered at the following address:
If to Owner:            PKY-______________ LLC
c/o The Lionstone Group
100 Waugh, Suite 600
Houston, Texas 77007
Attention: ______________
If to Property Manager:    PKY Masters TRS Services LLC
390 N. Orange Avenue
Suite 2400
Orlando, Florida 32801
Attention: ______________

2.5    Management Fee. The reference to “Three and one-half Percent (3.5%) of the annual Property Income” set forth in Section 1 of Schedule 1 attached to the Original Management Agreement is hereby deleted and the following is inserted in lieu thereof “Three Percent (3.0%) of the annual Property Income”.
2.6    Reimbursement of Expenses. Owner and Property Manager agree that the amount to be reimbursed to Property Manager by Owner pursuant to Section 8.5(b) of the Management Agreement for calendar year 2015 shall not exceed ___________________.

3.    Miscellaneous.

3.1    Effect of This Amendment. As of the Effective Date, except as amended and/or modified by this Amendment, the Management Agreement is hereby ratified and confirmed and all other terms of the Management Agreement are and shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Management Agreement, the provisions of this Amendment shall control. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Management Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

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3.2    Further Assurances. Owner and Property Manager shall execute such other documents and perform such other acts as may be reasonably necessary or desirable to effectuate the intent of the parties and carry out the terms of this Amendment.

3.3    Successors and Assigns. The provisions of this Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of each undersigned, respectively.

3.4    Headings. Section headings or captions contained in this Amendment are used for reference only and shall not be deemed to govern, limit or extend the terms of this Amendment.

3.5    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

3.6    Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of Texas.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Property Management Agreement to be executed by their duly authorized representatives as of the date first written above.
OWNER:
PKY-____________________ LLC,
a Delaware limited liability company
By: ______________________________
Name: _____________________
Title:     _____________________

[PROPERTY MANAGER’S SIGNATURE ON NEXT PAGE]

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[PROPERTY MANAGER’S SIGNATURE]
PKY MASTERS TRS SERVICES, LLC
By:    Eola Office Partners LLC, its Sole Member
By:    Parkway Properties, LP, its Sole Member
By:    Parkway Properties General Partners,
Inc., its General Partner
By: ______________________________
Name: _____________________
Title:     _____________________

By: ______________________________
Name: _____________________
Title:     _____________________

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